SUB-ITEM 77I

MFS International New Discovery Fund, MFS Research Fund, and MFS Total Return Fund, each a series of MFS Series Trust V, established new classes of shares and re-designated classes of shares as described in the prospectus supplements contained in Post-Effective Amendment No. 58 to the Registration Statement (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.